Exhibit 99.1

Howard Bancorp, Inc. Reports 2016 Results Reaches Milestone of $1 Billion in Asset Size, Increasing Revenues and Improving Returns

ELLICOTT CITY, Md.--(BUSINESS WIRE)--January 19, 2017--Howard Bancorp, Inc. (NASDAQ: HBMD), the parent company of Howard Bank, today reported its financial results for the fiscal year ending December 31, 2016 with the following highlights:

  During the third quarter of 2016, total assets surpassed the $1 billion threshold and grew to $1.027 billion at December 31, 2016, representing growth of $80 million, or 8%, from assets of $947 million at December 31, 2015. Total loans held in our portfolio increased $65 million, or 9%, from $757 million at December 31, 2015 to $822 million at year end 2016. This growth in both total assets and loans was derived solely from organic activities throughout 2016. Total deposits at December 31, 2016 increased to $809 million from $747 million at December 31, 2015, representing growth of $62 million or 8%, all of which is also attributable to organic growth activities.
  Total common shareholders’ equity increased by $6 million or 7% from $80 million at December 31, 2015 to $86 million at December 31, 2016, primarily from the retention of 2016 earnings. Total stockholders’ equity, however, decreased $7 million from $93 million at December 31, 2015 to $86 million at December 31, 2016, due to the second quarter of 2016 redemption of $12.6 million of preferred stock issued under the U S Treasury Small Business Lending Fund program.
  Net income available to common shareholders increased to $5.1 million for 2016 compared to $1.0 million for 2015, representing an increase of $4.1 million or over 400%. Basic earnings per common share (EPS) for 2016 were $0.74 compared to $0.16 for 2015, representing an increase of $.58 or 360%. The earnings for 2015 were impacted by pretax merger related expenses of $4.3 million relating to the acquisition of Patapsco Bancorp (“Patapsco”) in 2015.
  Net interest income of $34.2 million for 2016 increased by $3.9 million or 13% compared to net interest income of $30.3 million during 2015. Net interest income for 2015 included approximately $1.6 million in income from fair value adjustments on acquired loans, while 2016 only benefited by $714 thousand from these adjustments. Supplementing the net interest income increase, noninterest income increased by $2.9 million or 24% when comparing 2016 to 2015 results. Thus, adding these two sources of our revenues together, 2016 revenues increased by $6.8 million compared to 2015. Total noninterest expenses were $38.7 million for 2016 compared to $38.3 million, or excluding the merger expenses incurred in 2015, $33.9 million in 2015. Excluding the merger-related expenses, this represents an increase of $4.8 million or 14%.

  Primarily as a result of increased earnings, our book value per share increased by $0.73 or 6% from $11.54 at December 31, 2015 to $12.27 at December 31, 2016. Similarly, our tangible book value per share increased by $0.82 or 7% from $11.04 at December 31, 2015 to $11.86 at December 31, 2016.
  For the three months ended December 31, 2016, net income available to common shareholders increased to $953 thousand from $456 thousand for the fourth quarter of 2015, an increase of $497 thousand or 109%. Basic EPS for the fourth quarter of 2016 was $0.14 compared to $0.07 for the same quarter in 2015, an increase $.07 or 100%. Similar to the full year earnings for 2015, the fourth quarter of 2015 earnings were also impacted by pretax merger related expenses of $1.0 million relating to the Patapsco acquisition.

As demonstrated by the above, during 2016 Howard Bancorp continued with its growth plan by organically growing assets, loans, and deposits by 8%, 9%, and 8% respectively. This balance sheet growth led to increases in both net interest income and noninterest income for 2016 compared to 2015. Supplementing these traditional banking revenue sources were increased revenue generated from our mortgage banking division, which recorded noninterest income of $11.9 million for 2016 compared to $9.7 million in 2015, an increase of $2.2 million or 23%. Excluding the $4.3 million in merger related expenses in 2015, our noninterest expenses increased by $4.8 million or 14%. Approximately $1.8 million of this increase was compensation related representing the full year operations of the business and locations acquired in the Patapsco acquisition, compared to four months in 2015. Similarly, occupancy costs represented $800 thousand of the expense increase for 2016 and were primarily attributable to the Patapsco acquisition. These two categories represent $2.6 million or 54% of the year over year increase, with the remainder attributable to higher business development and infrastructure, largely information system investments given our increased size, as well as a higher level of expenses associated with our mortgage banking activities throughout 2016.

Similar to the full year results for 2016, the fourth quarter of 2016 represented a continuation of our organic growth initiatives with balance sheet, revenue and as noted net income growth and progress on improving returns. The earnings for the fourth quarter were however, adversely impacted by the recent dramatic increase in mortgage interest rates. While the recent increase in interest rates did not impact our balance sheet growth, net interest income, or even level of mortgage originations, the increase did necessitate a non cash, fair market re-valuation of a small portion of our residential loan portfolio. Over the last two years, $8.8 million of mortgage loans, representing 0.8% of the over $1 billion in mortgage loans originated since inception were added to the portfolio after being originally intended for sale to secondary market investors, and, due to management’s fair value option election, are recorded at fair value. This year-end valuation adjustment reduced noninterest revenues by $701 thousand in the fourth quarter, although the overall adjustment amounted to $213 thousand for the full year of 2016. While the 90 basis point swing in mortgage rates in last three months of 2016 was unprecedented, Howard Bank has determined that this quarterly volatility should be avoided and had begun to reduce the principal level of these loans in the fourth quarter, and is continuing to sell them to remove any further market based earnings volatility.

Chairman and CEO Mary Ann Scully stated, “Howard Bank continues to demonstrate that balance sheet, revenue and net income growth leading to improved returns is achievable in years with and without acquisition activity. This has long been one of the strategic pillars of the company and is reflective of both the exceptionally strong footprint in which we operate as well as the internal engines for both commercial banking revenue and mortgage banking revenue that have been built over the years. While profitability was impacted in the fourth quarter due to non-recurring items as mentioned previously, as well as a lower net interest margin due in part to both lower accretion income as well as pre-funding loan growth which ultimately closed in January, we continue to position the Company for future growth. 2016 saw the addition of a very strong team of Baltimore based commercial banking managers to leverage the core customer base acquired in the 2015 Patapsco acquisition. This team lift out was complemented by our attraction of a number of experienced bankers joining us independently, the return of a highly experienced SBA expert and of course the retention of long time talented colleagues. Howard’s value proposition is as dependent on the retention, development and acquisition of talent as it is on customers. Additionally, a number of system enhancements are making an impact on both front office and back office productivity. We expect to see the continued fruits of the people as well as data infrastructure investments. The level of discipline reflected in activities that we chose as well as those not chosen this year bodes well for the sustainability of the improvement in both earnings per share and tangible book value.”

The statements in this press release regarding improvement in both earnings per share and tangible book value are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. Howard Bancorp intends that such forward-looking statement be subject to the safe harbors created thereby. Such forward-looking statements are based on current expectations regarding important risks, including but not limited to real estate values, local and national economic conditions, and the impact of interest rates on financing, as well as other risks detailed from time to time in filings made by Howard Bancorp with the Securities and Exchange Commission. Accordingly, actual results may differ from those expressed in these forward-looking statements, and the making of such statements should not be regarded as a representation by Howard Bancorp or any other person that results expressed therein will be achieved. Howard Bancorp does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Additional information is available at www.howardbank.com.

HOWARD BANCORP, INC.

	Twelve months ended		Three months ended
(Dollars in thousands, except per share data.)	December 31,		Dec 31	Sept 30	Dec 31
Income Statement Data:	2016	2015	2016	2016	2015
Interest income	$38,741	$33,349	$9,752	$9,824	$9,950
Interest expense	4,562	3,072	1,239	1,176	920
Net interest income	34,179	30,277	8,513	8,648	9,030
Provision for credit losses	2,037	1,836	735	402	821
Noninterest income	14,782	11,927	2,976	4,384	2,883
Merger and Restructuring	-	4,344	-	-	1,041
Other noninterest expense	38,685	33,909	9,268	9,880	9,337
Pre-tax income	8,239	2,115	1,486	2,750	714
Federal and state income tax expense	2,936	973	533	1,002	226
Net income	5,303	1,142	953	1,748	488
Preferred stock dividends	166	126	-	-	32
Net income available to common shareholders	$5,137	$1,016	$953	$1,748	$456

Per share data and shares outstanding:
Net income per common share, basic	$0.74	$0.16	$0.14	$0.25	$0.07
Book value per common share at period end	$12.27	$11.54	$12.27	$12.15	$11.54
Tangible book value per common share at period end	$11.86	$11.04	$11.86	$11.72	$11.04
Average common shares outstanding	6,975,662	6,160,005	6,990,390	6,985,559	6,935,493
Shares outstanding at period end	6,991,072	6,962,139	6,991,072	6,988,180	6,962,139

Financial Condition data:
Total assets	$1,026,957	$946,759	$1,026,957	$1,014,787	$946,759
Loans receivable (gross)	821,524	757,002	821,524	810,340	757,002
Allowance for credit losses	(6,428)	(4,869)	(6,428)	(5,634)	(4,869)
Other interest-earning assets	167,551	138,137	167,551	150,728	138,137
Total deposits	808,734	747,408	808,734	803,773	747,408
Borrowings	127,574	98,828	127,574	119,906	98,828
Total stockholders’ equity	85,790	92,899	85,790	84,891	92,899
Common equity	85,790	80,337	85,790	84,891	80,337

Average assets	$970,710	$782,441	$1,003,100	$966,783	$919,798
Average stockholders' equity	86,221	76,143	84,616	82,199	91,843
Average common stockholders' equity	86,221	63,581	84,616	82,199	79,281

Selected performance ratios:
Return on average assets	0.55%	0.15%	0.38%	0.72%	0.21%
Return on average common equity	6.15%	1.80%	4.48%	8.50%	2.46%
Net interest margin(1)	3.73%	4.08%	3.56%	3.76%	4.13%
Efficiency ratio(2)	79.01%	90.64%	80.67%	75.81%	87.12%

Asset quality ratios:
Nonperforming loans to gross loans	1.25%	1.37%	1.25%	1.16%	1.37%
Allowance for credit losses to loans	0.78%	0.64%	0.78%	0.69%	0.64%
Allowance for credit losses to nonperforming loans	62.41%	46.95%	62.41%	60.04%	46.95%
Nonperforming assets to loans and other real estate	1.54%	1.68%	1.54%	1.47%	1.68%
Nonperforming assets to total assets	1.23%	1.35%	1.23%	1.18%	1.35%

Capital ratios:
Leverage ratio	8.36%	9.90%	8.36%	8.55%	9.90%
Tier I risk-based capital ratio	9.71%	11.47%	9.71%	9.65%	11.47%
Total risk-based capital ratio	10.83%	12.09%	10.83%	10.71%	12.09%
Average equity to average assets	8.88%	9.73%	8.44%	8.50%	9.98%

(1) Net interest margin is net interest income divided by average earning assets.
(2) Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.

Unaudited Consolidated Statements of Financial Condition	PERIOD ENDED
(Dollars in thousands, except per share amounts)
	December 31,	Sept 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
ASSETS:
Cash and Cash Equivalents:
Cash and due from banks	$29,674	$33,553	$24,618	$50,725	$31,818
Federal Funds Sold	9,691	10,325	8,190	4,246	6,522
Total cash and cash equivalents	39,366	43,878	32,808	54,971	38,340

Interest Bearing Deposits with Banks	19,513	19,513	-	-	-

Investment Securities:
Available-for-sale	38,728	37,718	57,693	70,150	49,573
Held-to-maturity	6,250	6,250	3,250	3,000	3,000
Federal Home Loan Bank stock, at cost	5,103	4,741	3,934	3,849	4,163
Total investment securities	50,080	48,709	64,877	76,999	56,736

Loans held-for-sale	51,054	46,342	51,010	40,027	49,677

Loans:	821,524	810,340	793,896	771,229	757,002
Allowance for credit losses	(6,428)	(5,634)	(5,744)	(5,256)	(4,869)
Net loans	815,096	804,706	788,152	765,973	752,133

Accrued interest receivable	2,793	2,398	2,484	2,360	2,144

Bank premises and equipment, net	19,984	20,287	20,481	20,758	20,765

Other assets:
Goodwill	603	603	603	603	603
Bank owned life insurance	21,371	21,208	21,053	20,899	18,548
Other intangibles	2,248	2,384	2,550	2,726	2,903
Other assets	4,849	4,759	4,800	5,122	4,910
Total other assets	29,072	28,954	29,006	29,350	26,964
Total assets	$1,026,957	$1,014,787	$988,818	$990,438	$946,759

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
Deposits:
Non-interest bearing deposits	$182,880	$183,118	$179,699	$177,621	$173,689
Interest bearing deposits	625,854	620,655	618,419	625,555	573,719
Total deposits	808,734	803,773	798,118	803,176	747,408
Borrowed funds	127,574	119,906	101,373	86,334	98,828
Other liabilities	4,858	6,217	6,259	6,982	7,624
Total liabilities	941,167	929,896	905,750	896,492	853,860
Commitments and contingencies Stockholders' equity:
Preferred stock -- $.01 par value	-	-	-	12,562	12,562
Common stock – $.01 par value	70	70	70	70	70
Additional paid-in capital	71,021	70,897	70,824	70,698	70,587
Retained earnings	14,849	13,895	12,147	10,615	9,712
Accumulated other comprehensive income/(loss), net	(150)	29	27	1	(32)
Total stockholders' equity	85,790	84,891	83,068	93,946	92,899
Total liabilities and stockholders' equity	$1,026,957	$1,014,787	$988,818	$990,438	$946,759

Capital Ratios - Howard Bancorp, Inc.
Tangible Capital	$82,939	$81,904	$79,915	$78,055	$76,831
Tier 1 Leverage (to average assets)	8.36%	8.55%	8.36%	9.87%	9.90%
Common Equity Tier 1 Capital (to risk weighted assets)	9.71%	9.65%	9.70%	11.49%	11.47%
Tier 1 Capital (to risk weighted assets)	9.71%	9.65%	9.70%	11.49%	11.47%
Total Capital Ratio (to risk weighted assets)	10.83%	10.71%	10.80%	12.14%	12.09%

ASSET QUALITY INDICATORS
(Dollars in thousands)

Non-performing assets:
Total non-performing loans	$10,300	$9,383	$8,717	$9,562	$10,370
Real estate owned	2,350	2,543	2,286	2,369	2,369
Total non-performing assets	$12,651	$11,926	$11,003	$11,931	$12,739

Non-performing loans to total loans	1.25%	1.16%	1.10%	1.24%	1.37%
Non-performing assets to total assets	1.23%	1.18%	1.11%	1.20%	1.35%
ALLL to total loans	0.78%	0.70%	0.72%	0.68%	0.64%
ALLL to non-performing loans	62.41%	60.04%	65.90%	54.97%	46.95%

Unaudited Consolidated Statements of Income	FOR THE THREE MONTHS ENDED
(Dollars in thousands, except per share amounts)
	December 31,	Sept 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015

Total interest income	$9,752	$9,824	$9,553	$9,612	$9,950
Total interest expense	1,239	1,176	1,178	969	920
Net interest income	8,513	8,648	8,375	8,643	9,030
Provision for credit losses	(735)	(402)	(515)	(385)	(821)
Net interest income after provision for credit losses	7,778	8,246	7,860	8,258	8,209

NON-INTEREST INCOME:
Service charges and other income	535	555	1,198	554	537
Mortgage banking income	2,441	3,829	3,372	2,298	2,346

Total non-interest income	2,976	4,384	4,570	2,852	2,883

NON-INTEREST EXPENSE:
Salaries and employee benefits	4,653	4,927	4,870	4,584	4,755
Occupancy expense	997	1,062	949	1,614	1,006
Marketing expense	900	864	888	723	768
FDIC insurance	178	199	198	208	138
Professional fees	419	669	665	358	398
Other real estate owned related expense	12	43	109	14	(13)
Merger and restructuring	-	-	-	-	1,041
Other	2,111	2,116	2,182	2,175	2,285
Total non-interest expense	9,268	9,880	9,861	9,676	10,378

Income before income taxes	1,486	2,750	2,570	1,434	714

Income tax expense	533	1,002	928	474	226

NET INCOME	953	1,748	1,641	960	488

PREFERRED DIVIDENDS	-	-	(109)	(57)	(32)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$953	$1,748	$1,532	$903	$456

EARNINGS PER SHARE – Basic	$0.14	$0.25	$0.22	$0.13	$0.07
EARNINGS PER SHARE – Diluted	$0.13	$0.25	$0.22	$0.13	$0.06

Average common shares outstanding – Basic	6,990,390	6,985,559	6,970,876	6,955,462	6,935,493
Average common shares outstanding – Diluted	7,078,286	7,077,420	7,061,867	7,047,987	7,051,660

PERFORMANCE RATIOS:
(annualized)
Return on average assets	0.38%	0.72%	0.68%	0.41%	0.21%
Return on average common equity	4.48%	8.50%	8.12%	4.83%	2.46%
Net interest margin	3.56%	3.76%	3.66%	3.93%	4.13%
Efficiency ratio	80.67%	75.82%	76.17%	84.18%	87.12%
Tangible common equity	8.10%	8.09%	8.11%	7.91%	8.15%

CONTACT:
Howard Bancorp, Inc.
George C. Coffman, Chief Financial Officer
410-750-0020